UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 7, 2005

QUICKSILVER RESOURCES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14837	75-2756163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 West Rosedale, Suite 300

Fort Worth, Texas 76104

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective March 8, 2005, the Board of Directors of Quicksilver Resources Inc. (“Quicksilver”) amended and restated the Quicksilver Resources Inc. Amended and Restated 1999 Stock Option and Retention Stock Plan (the “1999 Plan”). The amendments generally update the 1999 Plan for changes to Sections 162(m) and 409A of the Internal Revenue Code of 1986, as amended, and issuance of final regulations regarding incentive stock options by the Internal Revenue Service and U.S. Treasury Department. The 1999 Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Effective March 8, 2005, the Compensation Committee of the Board of Directors of Quicksilver approved the adoption of Quicksilver’s Retention Share Agreement. The form of Retention Share Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 7, 2005, D. Randall Kent notified Quicksilver that he will not stand for re-election as a director of Quicksilver at the 2005 annual meeting of stockholders.

On March 8, 2005, the Board of Directors of Quicksilver elected James A. Hughes as a director of Quicksilver and it is anticipated that he will be named as a member of the Audit, Compensation and Nominating and Corporate Governance Committees of Quicksilver’s Board of Directors. Mr. Hughes previously served on Quicksilver’s Board of Directors from July 24, 2001 to March 22, 2004.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

Exhibit Number	Description
10.1	Quicksilver Resources Inc. Amended and Restated 1999 Stock Option and Retention Stock Plan

10.2	Form of Retention Share Agreement pursuant to the Quicksilver Resources Inc. Amended and Restated 1999 Stock Option and Retention Stock Plan

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ Bill Lamkin
Bill Lamkin
Executive Vice President and
Chief Financial Officer

Date: March 11, 2005

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Quicksilver Resources Inc. Amended and Restated 1999 Stock Option and Retention Stock Plan

10.2	Form of Retention Share Agreement pursuant to the Quicksilver Resources Inc. Amended and Restated 1999 Stock Option and Retention Stock Plan